                                                              EXHIBIT 109(H)(3)

                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is
                                                     ----------------
entered into as of this 27th day of June, 1997 by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), various banks and other lending institutions
                       --------
as are, or may from time to time become, parties to the Credit Agreement referred to below (collectively, the "Lenders", and, individually, a "Lender"),
                                      -------                         ------
and SUNTRUST BANK, ATLANTA, a Georgia banking corporation ("SunTrust", as agent
                                                            --------
for the Lenders (SunTrust, in such capacity, hereinafter referred to as the "Agent").
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                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement, dated as of August 9, 1996 (as amended, restated or otherwise modified to the date hereof, the "Credit Agreement"; capitalized terms
                                            ----------------
which are defined in the Credit Agreement and not otherwise defined shall be used herein with the meanings ascribed to such terms in the Credit Agreement); and

     WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Credit Agreement in the manner set forth below to extend the maturity dates and to make other changes to the covenants described within;

     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      1.

     The last sentence of Section 7.1 shall be superseded with the following sentence:

     "Effective with fiscal year ended June 28, 1997, the use of the term "Consolidated" in Article 7 shall mean, in connection with the calculation of financial covenants, the Borrower, the Restricted Subsidiaries, and Golden Poultry, on a consolidated basis, and, without limiting the foregoing, in the event that the Borrower acquires or otherwise obtains the remaining outstanding common stock of Golden Poultry not now owned by it, the financial covenants set forth in Article 7 will be calculated beginning on the last day of the first fiscal quarter following such purchase, on a consolidated basis in accordance with GAAP."

                                      2.

     The definition of "Consolidated Earnings Available for Restricted Payments" shall be superseded on June 28, 1997 by the following:
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               "'Consolidated Net Earnings Available for Restricted Payments'
                 -----------------------------------------------------------
          shall mean (i) prior to June 29, 1997, an amount equal to the sum of
          (a) $30,000,000 plus (b) 50% of Consolidated Net Earnings (less 100%
                          ----
          of cumulative net losses) for the period (taken as one accounting period) commencing on July 1, 1996 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment, and (ii) on June 29, 1997 and thereafter, an amount equal to the sum of ($15,000,000) plus (b) 50% of Consolidated Net Earnings
                                   ----
          (less 100% of cumulative net losses) for the period (taken as one accounting period) commencing on June 29, 1997 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment."

                                      3.

     The definition of "364-Day Maturity Date" shall be superseded with the following:

               "364-Day Maturity Date" shall mean August 5, 1998, which is the
                ---------------------
          date which is four (4) days prior to the second anniversary of the Closing Date or such later date as provided for in Section 3.4(b) of this Agreement.

                                      4.

     Section 7.4 of the Credit Agreement is hereby amended by adding a new subsection 7.4(t) (with other portions of Article 7 reproduced herein for clarity):

                                  ARTICLE 7.
                                  ----------

                              NEGATIVE COVENANTS
                              ------------------

          "The Borrower covenants and agrees that, so long as it may borrow under this Agreement or so long as any Indebtedness remains Outstanding under the Notes:

                                      ***

          Section 7.4.  Restrictions on Loans, Advances, Investments and
                        ------------------------------------------------
     Contingent Liabilities. The Borrower shall not make or permit to remain
     ----------------------
     outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person which is not an Affiliate of the Borrower, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Borrower or any Subsidiary may;

                                      ***

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

          (t) Make additional investments in CF Industries, Inc., a Delaware corporation, Highland-Exchange Service Cooperative, a Florida corporation, CoBank, Universal Cooperative, Inc., a Minnesota corporation, or other cooperatives or companies as a result of the receipt of non-cash allocations of patronage earnings or equity in earnings.

                                      5.

     The Credit Agreement, as amended, and as amended by this Second Amendment, shall remain in full force and effect in accordance with the terms thereof in effect prior to this Second Amendment to the extent not inconsistent with this Second Amendment. The Credit Agreement, as amended by this Second Amendment, is hereby reaffirmed and restated on the date hereof. Furthermore, nothing contained herein shall be construed as a waiver or modification of existing rights or obligations under the Credit Agreement, except as set forth herein. From and after the date hereof, references to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended to the date hereof by this Second Amendment.

                                      6.

     Borrower represents that all of the representations and warranties set forth in Article 5 of the Credit Agreement are true and correct on the date hereof and that no "Default" or "Event of Default" has occurred and is continuing as of the date hereof.

                                      7.

     This Second Amendment shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Second Amendment shall be effective as provided in Paragraph 12 hereof when the Agent, on behalf of the Lenders, shall have received, in form and substance satisfactory to it, counterparts of this Second Amendment executed by the Borrower and the Lenders.

                                      8.

     This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                      9.

     This Second Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby.

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

                                      10.

     Borrower agrees to reimburse the Agent for its reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with this Second Amendment.

                                      11.

     This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                      12.

     The effective date of this Second Amendment shall be the opening of business on June 28, 1997, provided that the extension of the 364-Day Maturity Date shall not be effective until the expiration of the 364-Day Line of Credit Commitment on August 7, 1997.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                     GOLD KIST INC.


                                     By:________________________________
                                      Name:
                                      Title:

                                     Attest:____________________________
                                      Name:
                                      Title:

                                             [CORPORATE SEAL]


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